Exhibit 99.1
LL&E Royalty Trust Announces Delay in Filing Annual Report on Form 10-K for the Year Ended December 31, 2007
LL&E ROYALTY TRUST
The Bank of New York Trust Company, N.A.,
Trustee

NEWS
RELEASE

FOR IMMEDIATE RELEASE
     AUSTIN, TEXAS April 16, 2008 — As previously disclosed by LL&E Royalty Trust (the “Trust”) in its Notification on Form 12b-25 filed with the Securities and Exchange Commission on April 1, 2008, the Trust was not able to file its Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”) in a timely manner. As of April 16, 2008, the Trustee is continuing work to complete the information in the Form 10-K. The Trust will file the 2007 Form 10-K as soon as the work has been completed and the audit of the Trust’s financial statements for the year ended December 31, 2007 is finished.

Contact:	LL&E Royalty Trust
The Bank of New York Trust Company, N.A., as Trustee
Mike Ulrich
1(800) 852-1422